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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 and 15(d) of the Securities Exchange Act
                             of 1934


Date of Report (Date of earliest event reported):  December 22,
1999



                     HALIFAX CORPORATION
       (Exact name of registrant as specified in charter)




    Virginia             2-84160-W                54-0829246
(State or other       (Commission File         (IRS Employer
jurisdiction of           Number)            Identification No.)
incorporation))





  5250 Cherokee Avenue,  Alexandria, Virginia       22312
  (Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code:(703) 750-2202



                              Not Applicable
  (Former name or former address, if changed since last report)

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Item 5.     Other Matters

The Company announced the receipt of cash payments totaling $3.5 million, and other concessions, as a result of its ongoing recovery efforts. The payments, net of certain related expenses, will have a positive impact on earnings for the quarter ending
December 31, 1999 of approximately $2.9 million.

Item 7.  Financial Statements and Exhibits

Press Release issued by the Company dated December 22, 1999.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                        HALIFAX CORPORATION
                                             (Registrant)







     Date: January 4, 2000         By:  s/John J. Reis
                                        John J. Reis
                                         President






     Date: January 4, 2000         By: s/Charles L.McNew
                                       Charles L. McNew
                                       Executive V.P. & CFO
















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For investor relations information, contact:
The Poretz Group, Investor Relations
Karen Vahouny (703) 506-1778 x224 or karen@poretz.com


                   HALIFAX RECOVERY ACTIVITIES
                      GENERATE $3.5 MILLION


ALEXANDRIA,  VA - December 22, 1999 - Halifax Corporation  (AMEX:
HX) today announced that it has received cash payments totaling $3.5 million, and other concessions, as a result of its ongoing recovery efforts. These payments, net of certain related expenses, will have a positive impact on earnings for the quarter ending December 31, 1999, of approximately $2.9 million. The specific terms and conditions associated with the payment, including the identity of the party, are subjects of a confidentiality agreement that precludes disclosure.

The $3.5 million is the result of the steps taken by Halifax against various parties it believed were responsible for the embezzlement and related damages sustained by the Company over the past four years. The Company is continuing to pursue recovery activities against various parties. There are, however, no assurances that any of the further recovery actions will be successful or, if successful, the extent or timing of any related recoveries.

Jack Reis, president and chief executive officer of Halifax, stated, "I am pleased to report that we have made further progress on our recovery efforts. We intend to continue to pursue claims on behalf of the Company and its shareholders that we believe to be appropriate under the circumstances."

Founded in 1967, Halifax Corporation offers a wide range of information technology, communications and maintenance services to commercial and government customers throughout the United States and overseas. The Company generated revenues of $81.8 million in fiscal 1999 and has approximately 650 employees working at its Alexandria, Virginia, headquarters and in multiple offices throughout the U.S.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.

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